UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 23, 2004

THE HOUSTON EXPLORATION COMPANY

(Exact name of registrant as specified in charter)

Delaware
(State of Incorporation)

001-11899 (Commission File No.)	22-2674487 (I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 2000, Houston, Texas 77002-5215
(Address of Principal Executive Offices, including Zip code)

(713) 830-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

On June 23, 2004, we issued a press release announcing the closing of the sale of an additional 620,000 shares of our common stock at a public offering price of $48.00 per share in connection with the exercise of the over-allotment option granted to the underwriters of our recent offering of 6,200,000 shares of our common stock under our shelf registration statement on Form S-3, effective March 31, 2004 (File No. 333-113659). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1	Press Release of The Houston Exploration Company dated June 23, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOUSTON EXPLORATION COMPANY
Dated: June 23, 2004	By:	/s/ James F. Westmoreland
James F. Westmoreland
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of The Houston Exploration Company dated June 23, 2004